UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2017

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

Heat Biologics, Inc. (the “Company”) filed a preliminary prospectus supplement on March 23, 2017 with the Securities and Exchange Commission that disclosed certain financial information and operating data as of and for the year ended December 31, 2016. While complete and final information is not yet not available, the Company’s management preliminarily estimates that for the year ended December 31, 2016, the Company will report a loss from continuing operations of approximately $13.0 million. Management also estimates cash of approximately $7.8 million at December 31, 2016.

These estimates are preliminary and may change. The Company’s auditors and the Company have not completed their normal annual review procedures for the year ended December 31, 2016, and there can be no assurance that the final results for this year will not differ from these estimates, including as a result of year-end closing procedures or review adjustments, and such changes could be material. These estimates should not be viewed as a substitute for full audited financial statements prepared in accordance with GAAP or as a measure of the Company’s performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2017	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer